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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement No. 333-162679 on Form S-8 and Registration Statement No. 333-168699 on Form S-3 of our reports relating to the consolidated financial statements of PennyMac Mortgage Investment Trust and subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting dated March 7, 2011, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP
Los Angeles, California
March 7, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM